CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm as the “independent registered public accounting firm” in the Prospectus and the Statement of Additional Information contained in the Post-Effective Amendment Number 14 to the Registration Statement on Form N-1A of Alpha Architect ETF Trust with respect to Alpha Architect Freedom 100 Emerging Markets ETF, a series of Alpha Architect ETF Trust.

/s/ Spicer Jeffries LLP

Denver, Colorado
February 20, 2019